UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2006

LUTCAM, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-113270 (Commission File Number)	36-4536633 (IRS Employer Identification No.)

1775 Lakeshore Rd.
Sarnia, Ont N7X1B9 Canada
(Address of Principal Executive Offices)
(Zip Code)

519-331-1103
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.01 Election of Directors

Effective August 1, 2006 the following individuals were appointed to our board of Directors:

Name                         Age                        Position
Dom Domic                 38                         Director

Domic is currently employed in the Film Industry with Insight Productions of Vancouver in the Locations Department for their current production “Battle In Seattle” featuring Charlize Theron, Woody Harrelson, and Ray Liotta.  Domic has been preparing locations for shooting and has worked in that capacity on various feature films almost the past 2 years.

Domic was also the North American Account Manager for Iris Optics from April 2001 to May of 2002. He used solution-based relationship selling to understand client’s business practices and deliver premium optic technologies. He managed a North American Sales team of 16 as well as a territory encompassing most of Central US with over 300 retail establishments using effective contact strategies to deliver budgeted sales quotas.  He was responsible for client services and promotions with their network of 14 international distributors servicing 23 countries.  Domic was integral in developing the organizations long-range business plan with performance targets, as well as yearly marketing plan, sales and growth projections.

Domic also was employed as a Market Researcher/Analyst for Malatest & Associates from April 1998 to November 1998. He was responsible for the overall methodological design, implementation, data collection, analysis, reporting and presentation of several economic and social research projects for various BC Crown Corporations and Government Ministries.

From August 1997 to January 1998, he was employed as a Corporate Foreign Exchange Trader for Custom House International Exchange. He designed individualized strategies for corporate clients to meet their foreign exchange needs and capitalize on market fluctuations. He was responsible for providing clients with up to the minute information about foreign currency, including the political and economic events that affect currency strategies.

From December 1996 to August 1997 and from December 1998 to March 2000 as a Corporate Finance Auditor for FairTax, Domic was responsible for assessing and auditing corporate clients in Western Canada in order to avoid overpayment of commodity taxes.  This included researching relevant tax laws in order to devise the most appropriate tax strategy for recovery of GST, HST, QST, VAT, Canada Custom Duties, Scientific Research & Experimental Development Tax credits, and other Provincial Taxes.  Domic conducted joint audits with other taxing authorities. Negotiated contentious issues with corporate clients and applicable government authority while ensuring consistency in the application of the legislation.

Domic has a Bachelor of Arts degree, and a Masters degree in Public Administration, both from the University of Victoria.

Section 8- Other Events

Item 8.01 Other Events

On November 30, 2006, Lutcam, Inc. (the “Registrant”) concluded its public offering held in accordance with the Registration Statement on Form SB-2, which was declared effective by the Securities and Exchange Commission on September 29, 2006.  Prior to the conclusion of the offering, the Registrant had sold to 24 persons an aggregate of 586,000 shares of its common stock for a purchase price of $0.05 per share (amounting in the aggregate to $29,300.00).

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements.

(b)	Pro forma financial information.

(c)	Exhibits:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUTCAM, INC.

By:	/s/ Kerry Tully
Name: Kerry Tully
Title: President

Date: December 14, 2006